Exhibit 99.1

Autolus Announces Pricing of Underwritten Offering

LONDON – 8 February 2024 – Autolus Therapeutics plc (Nasdaq: AUTL), a clinical-stage biopharmaceutical company developing next-generation programmed T cell therapies, today announced the pricing of an underwritten offering in the United States of 58,333,336 American Depositary Shares (“ADSs”) representing 58,333,336 ordinary shares at a public offering price of $6.00 per ADS, for total gross proceeds of $350 million. All ADSs sold in the offering were offered by Autolus. Autolus intends to use the net proceeds from this offering, together with its existing cash and cash equivalents and the $250 million it will receive from BioNTech SE, consisting of upfront payments under a license and option agreement and gross proceeds from the sale of ADSs to BioNTech SE in a private placement, to advance the clinical development of its obe-cel program and fund manufacturing activities for obe-cel, development of its commercial infrastructure and working capital and other general corporate purposes. The offering is expected to close on February 12, 2024, subject to customary closing conditions.

Jefferies LLC and Truist Securities, Inc. are acting as joint bookrunners for the offering. Mizuho Securities USA LLC, Needham & Company, LLC and Van Lanschot Kempen (USA) Inc. are acting as co-managers.

The securities are being offered pursuant to an automatic shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (“SEC”). A final prospectus supplement relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement, which, for the avoidance of doubt, will not constitute a “prospectus” for the purposes of the Regulation (EU) 2017/1129 and has not been reviewed by any competent authority in any member state in the European Economic Area.

When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained for free from the joint book-running managers for the offering, Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; or Truist Securities, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th floor, Atlanta, GA 30326, email: TruistSecurities.prospectus@Truist.com, or by telephone: 1-800-685-4786.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Autolus

Autolus is a clinical-stage biopharmaceutical company developing next-generation, programmed T cell therapies for the treatment of cancer and autoimmune disease. Using a broad suite of proprietary and modular T cell programming technologies, Autolus is engineering precisely targeted, controlled and highly active T cell therapies that are designed to better recognize target cells, break down their defense mechanisms and eliminate these cells. Autolus has a pipeline of product candidates in development for the treatment of hematological malignancies, solid tumors and autoimmune diseases. For more information, please visit www.autolus.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to Autolus’ expectations regarding the completion and use of proceeds from the proposed securities offering. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” and “future” or similar expressions are intended to identify forward-

looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and no assurance can be given that the proposed securities offering discussed above will be consummated on the terms described or at all. Completion of the proposed offering and the terms thereof are subject to numerous factors, many of which are beyond the control of Autolus, including, without limitation, market conditions, failure of customary closing conditions and the risk factors and other matters set forth in Autolus’ Annual Report on Form 20-F for the year ended December 31, 2022 and other filings Autolus makes with the SEC from time to time. Autolus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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Contacts:

Olivia Manser

+44 (0) 7780 471568

o.manser@autolus.com

Julia Wilson

+44 (0) 7818 430877

j.wilson@autolus.com

Susan A Noonan

S.A. Noonan Communications

+1-917-513-5303

susan@sanoonan.com